Exhibit 99.1

CONTACT:	THOMAS COUGHLIN, PRESIDENT & CEO Ryan Blake, COO (201) 823-0700

BCB BANCORP, INC. ANNOUNCES

AMENDMENT TO STOCK REPURCHASE PROGRAM

BAYONNE, N.J., October 17, 2022 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank, today announced that its Board of Directors has amended its current stock repurchase program to increase the number of shares to be repurchased. Under the stock repurchase program as adopted on December 11, 2020, the Company was authorized to repurchase up to 500,000 shares of the Company’s common stock. As of September 30, 2022, 417,650 of those 500,000 shares had been repurchased under the program. The amendment to the stock repurchase program increases the number of shares yet to be repurchased from 82,350 shares to a total number of 500,000 shares.

The 500,000 shares authorized to be repurchased under the amended program equate to approximately 2.9% of the Company’s outstanding shares of common stock. As of September 30, 2022, the Company had approximately 16,973,870 million shares of common stock outstanding.

Under the stock repurchase program, the Company may repurchase shares of common stock from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable legal requirements. Repurchases may be conducted from time to time and may be suspended or terminated at any time without notice. The timing, volume and nature of such purchases will be determined at the sole discretion of the Company’s management at prices the Company considers attractive and in the best interests of the Company and its stockholders, subject to the availability of stock, general market conditions, trading price, alternate uses for capital, the Company’s financial performance, and applicable securities laws, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be repurchased. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. This repurchase program may be modified, extended or terminated by the Board of Directors at any time.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has 28 branch offices in Bayonne, Carteret, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and three branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the inability to close loans in our pipeline; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; supply chain disruptions; the COVID-19 pandemic or any similar future pandemic and the related adverse local and national economic consequences; civil unrest in the communities that the company serves; customer acceptance of the Bank’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.